UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     October 20, 2004
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                                  SIMCLAR, INC.
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             (Exact name of registrant as specifyed in its charter)

         Florida                          0-14659              59-1709103
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(State or other jurisdiction            (Commission          (IRS Employer
     of incorporation)                   FileNumber)        IdentifycationNo.)

        2230 West 77th Street, Hialeah, Florida                 33016
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        (Address of principal executive offyces)              (Zip Code)

Registrant's telephone number, including area code    (305) 556-9210
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fyling is intended to simultaneously satisfy the fyling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into a Material Definitive Agreement.

         On October 20, 2004, Simclar, Inc. (the "Company") purchased for $1,400,000 the 77,800 square foot office, manufacturing and warehouse facility located at 1784 Stanley Avenue, Dayton, Ohio that it had been leasing for a term ending July 31, 2007. The purchase resulted from the Company's exercise of an option to purchase contained in the lease. The premises was purchased from the lessor, Stanley Avenue Properties, Ltd., an Ohio limited liability company controlled by Lytton F. Crossley, a former director of the Company. The purchase price was determined by negotiation, based upon independent appraisals obtained by the Company and the seller.

         The purchase was financed by a term loan to the Company from the Bank of Scotland (the "Bank") in the principal amount of $1,400,000. Concurrently with the loan, the Company restructured its existing term loan and working capital facilities with the Bank. The term loan was made pursuant to an Amended and Restated Facility Letter ("Amended Term Loan Facility") providing for a term loan of $5,650,000, of which Tranche A represents outstanding borrowings of $4,250,000, and Tranche B represents the $1,400,000 loan to acquire the property in Dayton, Ohio. The principal of Tranche A is repayable in quarterly installments of $250,000 in October, January, April and July of each year from 2004 through 2008, with the final payment due in October 2008. The principal of Tranche B is payable in twenty-eight equal quarterly installments of $50,000, with the first installment payable three months after the drawdown date. Interest on each advance accrues at an annual rate equal to LIBOR plus 1.5%, plus an amount, rounded to the nearest eighth of a percent, to cover any increases in certain regulatory costs incurred by the Bank. The Company may elect to pay interest on advances every one, three or six months, with LIBOR adjusted to correspond to the interest payment period selected by the Company. The Company elected three months as the initial interest payment period.

         The Company's existing working capital facility with the Bank was also amended to increase the amount of the facility from $3 million to $5 million and to extend the term to September 30, 2005. Advances bear interest, and interest is payable, on the same terms as under the Amended Term Loan Facility.

         The remaining material terms of the Company's existing term loan and working capital facilities, dated October 2, 2001, as amended by amendment letters dated January 17 2003 and July 1, 2003 (term loan facility), and July 25, 2002 and November 10, 2003 (working capital facility), including material covenants, were unchanged.

         The Company secured its obligations to the Bank by entering into a mortgage on the Dayton, Ohio property, as well as an amended security agreement and pledge agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

         The disclosure set forth in Item 1.01 above concerning the Company's acquisition of real estate in Dayton, Ohio is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The disclosure set forth in Item 1.01 above concerning the amendment of the Company's term loan and working capital facilities is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.


Exhibit
Number                          Exhibit Description
------                          -------------------

99.1 Amendment Letter to Term Loan Facility Letter between the Company and Bank of Scotland, dated October 14, 2004.

99.2 Amendment Letter to Working Capital Facility Letter between the Company and Bank of Scotland dated October 14, 2004.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Simclar, Inc.


Date: October 22, 2004                  By: /s/ Barry J. Pardon
                                            ---------------------------
                                            Barry J. Pardon, President





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